Exhibit 10.15

ALLONGE TO

SECURED PROMISSORY NOTE

This Allonge dated as of December 4, 2015 (the “Allonge”) to that certain Secured Promissory Note dated January 14, 2005 (the “Note”) is made and entered into by and between MEARS Technologies, Inc. (the “Payee”) and Robert J. Mears (the “Maker”). Capitalized terms used but not defined herein shall have the meaning set forth in the Note.

Recitals

WHEREAS, the Note evidences a loan in the principal amount of $187,500.00 made on or about January 14, 2005 by the Payee to Maker to fund Maker's purchase of 15,000 shares of Series D Preference Membership Interests (the “Series D Interests”) of RJ Mears, LLC (the “LLC”), a predecessor in interest to the Payee;

WHEREAS, the Payee was initially formed as Nanovis LLC, a Delaware limited liability company on or about April 26, 2001, and changed its name to RJ Mears, LLC on or about July 18, 2003;

WHEREAS, on or about March 15, 2007, the LLC was converted into a Delaware corporation, named MEARS Technologies, Inc., and at such time, the MEARS Technologies, Inc. succeeded to all assets of the LLC and the Series D Interests were converted into 25,033 shares of Common Stock of the Payee, represented by Certificate No. 216, standing in the name of the Maker on the books of the Company (the “Pledged Common Stock”);

WHEREAS, the Maker's obligations under the Note and the other Financing Documents (as defined in the Pledge Agreement, defined below) are and continue to be secured pursuant to a Pledge and Security Agreement dated as of January 14, 2005 (the “Pledge Agreement”); and

WHEREAS, the Payee and the Maker desire to extend the maturity date of the Note, reaffirm the security interests and make certain other changes as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The second sentence of the first paragraph of the Note is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Interest on this note (as amended or restated, the “Note”) shall be paid in arrears in annual installments beginning on January 14, 2006 and continuing on each successive anniversary of the date of this Note, provided that accrued interest on the Note for the twelve-month period ended January 13, 2015 in the amount of $7,050 shall be due and payable on or before December 4, 2015.”

2.	The third sentence of the first paragraph of the Note is hereby deleted in its entirety and the following is inserted in lieu thereof:

“The entire principal balance of this Note shall be due and payable in a single installment on the earliest of (w) January 14, 2019; (x) five (5) business days following written notice by the Payee to the Maker of the occurrence of a Capital Event (defined below), (y) five (5) business days following written notice to the Maker that (A) the Payee has ceased operations in the ordinary course of business, or (B) the Payee has dissolved (excluding an administrative dissolution resulting solely from the failure of the Payee to file an annual report), or (z) the earlier of any date on which (A) Payee has commenced liquidation, or (B) a receiver, conservator or similar officer has been appointed with respect to any material portion of the assets of the Payee, the Payee has made an assignment for the benefit of creditors, or entered into a composition or other arrangement of similar import with its creditors or any proceeding under any bankruptcy or insolvency law, now or hereafter enacted, by or with respect to the Payee has been commenced, provided however that in the case of any involuntary proceeding, this Note shall only become due and payable sixty (60) days after the commencement of the involuntary proceeding and only if the Payee has not obtained a dismissal of such proceeding. A “Capital Event” means any (i) sale, transfer or other disposition of all or a material portion of the Payee's assets (in each case outside the usual and ordinary course of the Payee's business); (ii) Company Sale; or (iii) any other event or transaction determined by the Board of Directors of the Payee in good faith to constitute a capital event; “Company Sale” means the sale of all or substantially all of the outstanding capital stock, assets or business of the Payee, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the outstanding capital stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring entity in such transaction).”

3.	The second paragraph of the Note is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Notwithstanding the foregoing, in the event the Payee pays any cash dividend or other distribution to the Maker with respect to the Pledged Common Stock held by the Maker while this Note is outstanding, the Maker shall pay to the Payee, as mandatory prepayment of accrued interest of and principal hereunder, the full amount of such dividend. The Payee shall determine the application of any such prepayments in its discretion.”

4.	The Note is hereby amended by deleting numbered paragraph 5 in the definition of “Event of Default” in its entirety and inserting the following in lieu thereof:

“5. Payee’s termination of the Maker’s employment with the Payee for Cause (as defined in the Employment Agreement between the Parties dated as of June 9, 2004), or Maker’s termination of his employment with Payee without Good Reason (as defined in the Employment Agreement).”

5.	The Note is hereby amended by adding the following text as the last paragraph:

“This Note may not be assigned by the Maker. The Payee may assign its rights under the Note without the consent of the Maker. This Note is executed as an instrument under seal.”

6.	All references to the Payee in the Note shall be deemed to be references to Payee as now constituted as a Delaware corporation, and to its successors and assigns.

7.	Each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Note, as amended by this Allonge. Except as specifically amended in this Allonge, the Note and the other Financing Documents shall remain in full force and effect and are hereby ratified and confirmed.

8.	The Maker hereby affirms its obligations to the Payee under the Note and the other Financing Documents, and agrees that it has no offsets, counterclaims or any defenses to such obligations. The Maker hereby reaffirms its grant of security, and hereby grants a security interest, to the Payee in and to all Collateral (as defined in the Pledge Agreement), including without limitation, the 25,033 shares of Pledged Common Stock which were received by the Maker in respect of, in exchange for or upon the conversion of the Series D Interests. As a condition to the execution and delivery of this Allonge, Maker has delivered to the Company (i) the stock certificate evidencing the Pledged Common Stock and (ii) an executed irrevocable stock power with respect to the Pledged Common Stock. The loan evidenced by the Note, is a full recourse loan. Upon default, the Payee may seek repayment of all amounts outstanding under the Note, may proceed against the Maker and any of Maker's assets and shall not be restricted to proceed against the collateral set forth in the Pledge.

9.	Notwithstanding anything to the contrary contained in the Pledge Agreement, the undersigned agree that any of the Borrower's rights under Section 5(a)(i) of the Pledge Agreement shall cease upon the occurrence and during the continuation of an Event of Default.

10.	All rights and obligations under the Note shall be governed by the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts or choices of law).

11.	This Allonge may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same document. This Allonge shall be and remain attached to the Note and shall be an integral part thereof.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the undersigned have caused this Allonge to be executed as an instrument under seal as of the day and year first written above,

Maker

/s/ Robert J. Mears
Robert J. Mears

Payee

MEARS Technologies, Inc.

By:	/s/ Scott A. Bibaud
Name:	Scott A. Bibaud
Title:	CEO

4